Exhibit 99.1

INNOVATE Corp. Regains Compliance with NYSE Minimum Price Requirement

NEW YORK, September 3, 2024 (GLOBE NEWSWIRE) -- INNOVATE Corp. (NYSE: VATE) (“INNOVATE” or the “Company”) announced today that it has received a letter from the New York Stock Exchange (“NYSE”) dated August 27, 2024 (the “Compliance Notice”), notifying the Company that it is no longer considered below the NYSE’s continued listing criterion of a minimum average share price of US $1.00 over a 30 trading-day period (the "NYSE Minimum Price Requirement").

“The INNOVATE team is pleased to share that we have received notification from the New York Stock Exchange regaining listing compliance,” said Paul Voigt, INNOVATE’s CEO. “Regaining compliance with NYSE allows us to shift management and investor focus back on to our positive growth story.”

About INNOVATE INNOVATE Corp. is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs approximately 4,000 people across its subsidiaries. For more information, please visit: www.INNOVATECorp.com.

Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally relate to future events, such as the Company’s growth and management’s focus thereon. You are cautioned that such statements are not guarantees of future performance and that INNOVATE’s actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause INNOVATE’s actual expectations to differ materially from these forward-looking statements include INNOVATE’s ability to continue to comply with applicable listing standards of the NYSE and the other factors under the heading “Risk Factors” set forth in INNOVATE’s Annual Report on Form 10-K, as supplemented by INNOVATE’s quarterly reports on Form 10-Q. Such filings are available on our website or at www.sec.gov. You should not place undue reliance on these forward-looking statements, which are made only as of the date of this press release. INNOVATE undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.

Investor Contact:
Solebury Strategic Communications
Anthony Rozmus
ir@innovatecorp.com
(212) 235-2691